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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)    December 18, 2002

DOLE FOOD COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-4455	99-0035300
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

One Dole Drive
Westlake Village, California 91362
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code:    (818) 879-6600

ITEM 5. Other Events and Required FD Disclosure

        On December 18, 2002, the Company issued a press release announcing that it had, that day, entered into an Agreement and Plan of Merger, dated as of December 18, 2002, among DHM Acquisition Company, Inc., DHM Holding Company, Inc., David H. Murdock and Dole Food Company, Inc. A copy of the Agreement and Plan of Merger is attached hereto as Exhibit 10.16. A copy of the press release is attached hereto as Exhibit 99.1.

ITEM 7. Financial Statements and Exhibits

(c)	Exhibits. The following exhibits are filed with this document.
	10.16	Agreement and Plan of Merger dated December 18, 2002.
	99.1	Press Release dated December 18, 2002.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

December 20, 2002	DOLE FOOD COMPANY, INC. REGISTRANT

	By:	/s/ C. MICHAEL CARTER C. Michael Carter Vice President, General Counsel and Corporate Secretary

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ITEM 5 . Other Events and Required FD Disclosure
ITEM 7. Financial Statements and Exhibits
SIGNATURES